Exhibit 99.7
NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following unaudited pro forma condensed financial information reflects the historical financial statements of New Source Energy Partners L.P. ("NSLP" or the "Partnership") adjusted on a pro forma basis to give effect to the acquisition of Erick Flowback Services, LLC ("EFS") and Rod's Production Services, L.L.C. ("RPS") and an equity offering of common units. The Partnership's historical results have also been adjusted to give effect to (i) the acquisition in November 2013 of all of the limited partnership interests in MCE LP, which owned MidCentral Energy Services, LLC ("MCE"), and all of the membership interests in MCE GP, the general partner of MCE LP, (collectively, the "MCE Acquisition"), (ii) the acquisition of oil and natural gas properties in October 2013 from Scintilla, LLC (the "October Acquisition") and (iii) the acquisition of oil and natural gas properties in March 2013 from New Source Energy Corporation, Scintilla, LLC, and W.K. Chernicky, LLC (the "March Acquisition"). These transactions are described further below.
•Services Acquisition. On June 26, 2014, the Partnership entered into a contribution agreement (the "Contribution Agreement") with Rod's Holdings, LLC, Erick's Holdings, LLC and certain individuals named therein pursuant to which the Partnership acquired all of the outstanding membership interests in EFS and RPS (collectively, the "Services Acquisition"). EFS and RPS specialize in providing services to oil and natural gas exploration and production companies that increase the safety and efficiencies in pressure-related processes during the completion phase of a well with a specific focus on well testing and flowback services. EFS and RPS operate primarily in Oklahoma, Texas, Pennsylvania, and Ohio. Total consideration is approximately $125 million, consisting primarily of (i) cash of approximately $57.3 million, (ii) 1,442,644 Partnership common units, including 30,867 common units for employees, valued at approximately $33.8 million based on the closing price of NSLP common units on the acquisition date, or June 26, 2014, (iii) contingent consideration valued at approximately $17.1 million and (iv) the assumption of debt of approximately $16.8 million. Total consideration does not include 401,171 common units issued for the future settlement of phantom units awarded to employees as these phantom unit awards are considered compensation arrangements for future service. The amount for contingent consideration is the fair value estimate at acquisition of the additional consideration in the form of cash and Partnership common units the sellers are entitled to receive in the second quarter of 2015 based on a specified multiple of the annualized EBITDA of EFS and RPS for the year ending December 31, 2014, less certain adjustments, as set forth in the Contribution Agreement.
•Equity Offering. On April 29, 2014, the Partnership completed a public offering of 3,450,000 common units at a price of $23.25 per unit (the "Equity Offering"). Net proceeds from the offering were approximately $75.8 million after deducting underwriter discounts and offering costs. Such proceeds were used to repay a portion of the outstanding balance under our credit facility, to fund the cash portion of the Services Acquisition, to pay fees and expenses associated with the Services Acquisition and for general corporate purposes.
•MCE Acquisition. In November 2013, the Partnership completed the MCE Acquisition for total consideration of approximately $68.2 million. MCE operates an oilfield services business that offers full service blowout prevention installation and pressure testing services throughout the Mid-Continent region and in South Texas and West Texas, along with the rental of certain ancillary equipment necessary to perform such services.
•October Acquisition. In October 2013, the Partnership acquired oil and natural gas properties located in the Southern Dome field in Oklahoma County, Oklahoma for total consideration of $14.5 million, net of purchase price adjustments.
•March Acquisition. In March 2013, the Partnership acquired oil and natural gas properties located in the Golden Lane and Luther fields in Oklahoma for an aggregate adjusted purchase price of $28.0 million. As consideration, the Partnership issued an aggregate of 1,378,500 common units valued at $20.30 per unit.

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 has been presented based on the unaudited statement of operations of NSLP for the six months ended June 30, 2014, reflects the preacquisition historical results of EFS and RPS through the acquisition date, and includes pro forma adjustments to give effect to the Services Acquisition and the portion of the Equity Offering that was used to fund the cash portion of the purchase price of the Services Acquisition as if these transactions occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 has been presented based on the audited statement of operations of NSLP for the year ended December 31, 2013, reflects the preacquisition historical results of EFS and RPS for the year ended December 31, 2013 and the preacquisition historical results of MCE, the oil and natural gas properties in the October Acquisition and the oil and natural gas properties in the March Acquisition through the respective acquisition dates, and includes pro forma adjustments to give effect to the Services Acquisition, the portion of the Equity Offering that was used to fund the cash portion of the purchase price of the Services Acquisition, the MCE Acquisition, the October Acquisition, and the March Acquisition as if these transactions occurred on January 1, 2013. The pro forma adjustments include the use of estimates and assumptions as described in the related notes. The pro forma adjustments are based on information available to management at the time this unaudited pro forma financial information was prepared. NSLP believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available. The pro forma financial information does not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies, synergies or other restructuring that could result from these transactions. Additionally, the unaudited pro forma condensed combined statements of operations exclude the impact of non-recurring gains and expenses incurred or that will be incurred as a result of these transactions. Such non-recurring items primarily consist of a gain on acquired investment, acquisition-related expenses and transaction bonuses. The unaudited pro forma financial information is for informational purposes only and is not intended to represent or to be indicative of the results that actually would have occurred had the transactions described above been completed as of the date set forth in this unaudited pro forma financial information and should not be taken as indicative of the Partnership's future combined results of operations. Actual results may differ significantly from that reflected in the unaudited pro forma financial information for a number of reasons, including, but not limited to, differences between the assumptions used to prepare the unaudited pro forma financial information and actual results.

The unaudited pro forma financial information should be read in conjunction with the accompanying footnotes, NSLP's Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the three months ended June 30, 2014, financial statements of EFS and RPS and related notes for the years ended December 31, 2013, 2012 and 2011 and three months ended March 31, 2014 and 2013 included in this Current Report on Form 8-K, MCE's audited statement of operations for the nine months ended September 30, 2013 included in NSLP's Current Report on Form 8-K/A filed on January 28, 2014, the unaudited statement of revenues and direct operating expenses for the nine months ended September 30, 2013 for the October Acquisition included in NSLP's Current Report on Form 8-K/A on December 19, 2013, and other information that NSLP has filed with the Securities and Exchange Commission.

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2014

	NSLP Historical	EFS Historical	RPS Historical	Pro Forma Adjustments		Combined
	(In thousands, except unit and per unit data)
REVENUES
Oil sales	$8,348	$—	$—	$—		$8,348
Natural gas sales	9,217	—	—	—		9,217
NGL sales	18,004	—	—	—		18,004
Oilfield services	18,676	40,020	21,374	(438)	(a)	79,632
Total revenues	54,245	40,020	21,374	(438)		115,201
OPERATING COSTS AND EXPENSES
Oil, natural gas, and NGL production	9,019	—	—	—		9,019
Production taxes	1,671	—	—	—		1,671
Cost of providing oilfield services	10,534	4,681	12,695	(438)	(a)
				23,081	(b)	50,553
Depreciation, depletion and amortization	19,567	3,776	—	1,277	(b)
				(2,922)	(c)
				(27)	(d)
				8,450	(e)	30,121
Accretion expense	143	—	—	—		143
General and administrative	9,050	36,174	—	(11,306)	(b)
				102	(d)
				2,352	(f)
				(23,799)	(g)	12,573
Other operating expense	—	4,367	8,681	(13,048)	(b)	—
Total operating costs and expenses	49,984	48,998	21,376	(16,278)		104,080
Operating income (loss)	4,261	(8,978)	(2)	15,840		11,121
OTHER INCOME (EXPENSE)
Interest expense	(1,984)	(933)	(111)	143	(h)	(2,885)
Loss from derivatives, net	(4,528)	—	—	—		(4,528)
Gain on investment in acquired business	2,298	—	—	—		2,298
Other income (loss)	7	43	(321)	4	(b)	(267)
Income (loss) before income taxes	54	(9,868)	(434)	15,987		5,739
Income tax expense	—	—	(43)	43	(i)	—
Net income (loss)	54	(9,868)	(477)	16,030		5,739
Less: net income attributable to noncontrolling interest	—	(75)	—	75	(d)	—
Net income (loss) attributable to New Source Energy Partners L.P.	$54	$(9,943)	$(477)	$16,105		$5,739

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2014

ALLOCATION OF NET (LOSS) INCOME
Net (loss) income allocable to general partner	$(3)			$53
Net (loss) income allocable to subordinated units	$(40)			$749
Net income allocable to common units	$97			$4,937

Weighted average common units outstanding	11,231,654	3,218,071	(j)	14,449,725
Net income per common unit	$0.01			$0.34

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2013

	NSLP Historical	March Acq Historical	October Acq Historical	March Acq and October Acq Pro Forma Adj		MCE Acq Historical	MCE Acq Pro Forma Adj		EFS Historical	RPS Historical	Services Acq Pro Forma Adj		Combined
	(In thousands, except unit and per unit data)
REVENUES
Oil sales	$8,090	$669	$3,044	$—		$—	$—		$—	$—	$—		$11,803
Natural gas sales	10,000	576	1,056	—		—	—		—	—	—		11,632
NGL sales	28,847	1,394	586	—		—	—		—	—	—		30,827
Oilfield services	3,738	—	—	—		19,892	—		79,733	30,731	(124)	(a)	133,970
Total revenues	50,675	2,639	4,686	—		19,892	—		79,733	30,731	(124)		188,232
OPERATING COSTS AND EXPENSES
Oil, natural gas and NGL production	12,631	1,275	3,496	—		—	—		—	—	—		17,402
Production taxes	2,669	131	298	—		—	—		—	—	—		3,098
Cost of providing oilfield services	2,040	—	—	—		10,040	—		14,551	20,209	(124)	(a)
											37,253	(b)	83,969
Depreciation, depletion and amortization	18,556	—	—	3,348	(k)	762	12,142	(o)	6,960	—	2,405	(b)
											(5,062)	(c)
											(98)	(d)
											23,935	(e)	62,948
Accretion expense	209	—	—	—		—	—		—	—	—		209
General and administrative	13,160	—	—	(761)	(l)	5,173	(857)	(p)	45,072	—	(32,818)	(b)
							120	(q)			352	(d)
											4,704	(f)	34,145
Gain on disposal of fixed assets	—	—	—	—		(21)	—		—	—	(15)	(b)	(36)
Other operating expenses	—	—	—	—		—	—		3,245	3,595	(6,840)	(b)	—
Total operating costs and expenses	49,265	1,406	3,794	2,587		15,954	11,405		69,828	23,804	23,692		201,735
Operating income	1,410	1,233	892	(2,587)		3,938	(11,405)		9,905	6,927	(23,816)		(13,503)
OTHER INCOME (EXPENSE)
Interest expense	(4,078)	—	—	(209)	(m)	(392)	(183)	(r)	(1,119)	(810)	(25)	(h)	(6,816)
Loss from derivatives, net	(5,548)	—	—	—		—	—		—	—	—		(5,548)
Gain on investment in acquired business	22,709	—	—	—		—	(22,709)	(s)	—	—	—		—
Other income (loss)	3	—	—	—		(158)	—		32	(488)	15	(b)	(596)
Income (loss) before income taxes	14,496	1,233	892	(2,796)		3,388	(34,297)		8,818	5,629	(23,826)		(26,463)
Income tax benefit (expense)	12,126	—	—	—		—	—		—	(106)	106	(i)	12,126
Net income (loss)	26,622	1,233	892	(2,796)		3,388	(34,297)		8,818	5,523	(23,720)		(14,337)
Less: net income of non-controlling interest	—	—	—	—		—	—		(254)	—	254	(d)	—
Net income (loss) attributable to New Source Energy Partners L.P.	$26,622	$1,233	$892	$(2,796)		$3,388	$(34,297)		$8,564	$5,523	$(23,466)		$(14,337)

NEW SOURCE ENERGY PARTNERS L.P.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2013

Net income (loss) prior to purchase of properties from New Source Energy on February 13, 2013	$5,303	$617	$142	$(674)		$478	$(4,837)		$1,009	$651	$(2,764)		$(75)
Net income (loss) subsequent to purchase of properties from New Source Energy on February 13, 2013	$21,319	$616	$750	$(2,122)		$2,910	$(29,460)		$7,555	$4,872	$(20,702)		$(14,262)
Net income (loss) allocable to general partner from February 13, 2013 to December 31, 2013	$291												$(139)
Net income (loss) allocable to subordinated units from February 13, 2013 to December 31, 2013	$4,099												$(1,975)
Net income (loss) allocable to common units from February 13, 2013 to December 31, 2013	$16,929												$(12,148)
Weighted average common units outstanding	6,994,517			489,490	(n)		1,649,823	(t)			4,428,420	(j)	13,562,250
Net income (loss) per common unit from February 13, 2013 to December 31, 2013	$2.42												$(0.90)

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation:

The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014 has been presented based on the unaudited statement of operations of NSLP for the six months ended June 30, 2014, reflects the preacquisition historical results of EFS and RPS through the acquisition date, and includes pro forma adjustments to give effect to the Services Acquisition and the portion of the Equity Offering that was used to fund the cash portion of the purchase price of the Services Acquisition as if these transactions occurred on January 1, 2013. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013 has been presented based on the audited statement of operations of NSLP for the year ended December 31, 2013, reflects the preacquisition historical results of EFS and RPS for the year ended December 31, 2013 and the preacquisition historical results of MCE, the oil and natural gas properties in the October Acquisition and the oil and natural gas properties in the March Acquisition through the respective acquisition date, and includes pro forma adjustments to give effect to the Services Acquisition, the portion of the Equity Offering that was used to fund the cash portion of the purchase price of the Services Acquisition, the MCE Acquisition, the October Acquisition, and the March Acquisition as if these transactions occurred on January 1, 2013. The pro forma adjustments include the use of estimates and assumptions as described herein. The pro forma adjustments are based on information available to management at the time these unaudited pro forma condensed financial statements were prepared. NSLP believes the estimates and assumptions used are reasonable and the significant effects of the transactions are properly reflected. However, the estimates and assumptions are subject to change as additional information becomes available.
The related pro forma adjustments are described below. In the opinion of the Partnership's management, all adjustments have been made that are necessary to present, in accordance with the Securities and Exchange Commission’s Regulation S-X, the unaudited pro forma condensed consolidated financial statements. No adjustments have been made to reflect pro forma income taxes as the income tax accounts shown are those of the Partnership’s predecessor, a taxable entity, and in February 2013, in connection with its initial public offering, the Partnership became a nontaxable entity. Therefore, such adjustments would not be meaningful.
Reclassifications. Certain reclassifications have been made to the NSLP historical statement of operations for the year ended December 31, 2013 to conform to the presentation in the NSLP historical statement of operations for the six months ended June 30, 2014. These reclassifications have no effect on the Partnership's previously reported results of operations.

2.	Services Acquisition
On June 26, 2014, the Partnership acquired all of the outstanding membership interests in EFS and RPS. The following table reflects the consideration for the Services Acquisition (in thousands):

Consideration:
Cash	$57,348
Fair value of common units granted (1)	33,106
Fair value of common units granted to employees (2)	724
Contingent consideration (3)	17,144
Total fair value of consideration	$108,322
__________

(1)	The fair value of the unit consideration was based upon 1,411,777 common units valued at $23.45 per unit (closing price on the date of the acquisition).

(2)
The fair value of the unit consideration granted to employees was based upon 30,867 common units valued at $23.45 per unit (closing price on the date of the acquisition). These units were issued to satisfy the settlement of phantom units granted to EFS employees with no service requirement. The additional 401,171 common units issued and held in escrow to satisfy the future settlement of phantom units granted to EFS and RPS employees in conjunction with the Services Acquisition are excluded from consideration based on the future service requirement for vesting.

(3)
The sellers are entitled to receive additional consideration in the second quarter of 2015 based on a specified multiple of the annualized EBITDA of EFS and RPS for the year ending December 31, 2014, less certain adjustments. The fair value of the contingent consideration was determined by a third-party valuation specialist through the use of a weighted probability analysis.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following table summarizes the assets acquired and the liabilities assumed as of the acquisition date at estimated fair value (in thousands):

Fair value of assets acquired and liabilities assumed:
Cash	$1,668
Accounts receivable	21,611
Other current assets	247
Property and equipment	43,151
Intangible assets (1)	68,700
Goodwill (2)	11,665
Total assets acquired	147,042
Accounts payable and accrued liabilities	(6,080)
Factoring payable	(15,840)
Long-term debt	(16,800)
Total liabilities assumed	(38,720)
Net assets acquired	$108,322
__________

(1)
Identifiable intangible assets include $64.2 million for customer relationships and $4.5 million for non-compete agreements. Customer relationships were valued based on the estimated free cash flows the customer relationships are expected to provide and are amortized using an accelerated method over seven years. Non-compete agreements were valued based on an income approach and are amortized over the agreement period.

(2)
Goodwill is calculated as the excess of the consideration transferred over the fair value of net assets recognized and represents the estimated future economic benefits arising from other assets acquired that could not be individually identified and separately recognized. Such goodwill is not deductible for tax purposes. Specifically, the goodwill recorded as part of the Services Acquisition includes any intangible assets that do not qualify for separate recognition, such as the EFS and RPS trained, skilled and assembled workforce, along with expected synergies from leveraging the customer relationships.

3.	Pro Forma Adjustments - Unaudited Pro Forma Condensed Combined Statements of Operations
The unaudited pro forma condensed combined statements of operations reflects the following adjustments:
Services Acquisition

(a)	Adjustment to eliminate revenues and expenses from intercompany transactions between EFS and RPS.

(b)	Adjustments to align the presentation of revenues and expenses of EFS and RPS based on the statement of operations line items and presentation utilized by the Partnership.

(c)	Adjustment to depreciation expense based on the fair value of property and equipment acquired and depreciable lives assigned.

(d)
Adjustment to eliminate the depreciation expense of the variable interest entity included in the historical results of EFS of approximately $27,000 and $98,000 for the six months ended June 30, 2014 and year ended December 31, 2013, respectively, and to include rent expense of approximately $102,000 and $352,000 for the six months ended June 30, 2014 and year ended December 31, 2013, respectively, that EFS incurred under a lease arrangement with the variable interest entity that was eliminated in consolidation in EFS' historical financial statements. Additionally, net income attributable to noncontrolling interest of the variable interest entity consolidated into the historical results of EFS is eliminated. The Partnership determined it is not the primary beneficiary of this variable interest entity and therefore will not consolidated the variable interest entity's results into those of the Partnership.

(e)
Adjustment to reflect the amortization of the identified intangible assets. The amortization expense of approximately $7.7 million and $22.4 million for the period from January 1, 2014 through June 26, 2014 and the year ended December 31,

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

2013, respectively, for customer relationships was calculated based on an accelerated method over seven years. The amortization expense of $0.7 million and $1.5 million for the period from January 1, 2014 through June 26, 2014 and the year ended December 31, 2013, respectively, for the non-compete agreements was calculated based on the agreement period.

(f)	Adjustment to include compensation expense for the phantom units with a service requirement that have been awarded to EFS and RPS employees based on a vesting period of two years.

(g)	Adjustment to eliminate non-recurring acquisition costs and transaction bonuses related to the Services Acquisition included in the historical results.

(h)
Adjustment to eliminate the amortization of deferred financing costs included in the EFS historical statement of operations associated with the EFS debt of approximately $163,000 and $21,000 for the period from January 1, 2014 through June 26, 2014 and the year ended December 31, 2013, respectively, as the deferred financing costs were determined to have a fair value of $0 at acquisition and to record amortization on the financing costs incurred on an amended and restated loan agreement related to the assumed EFS debt of approximately $21,000 and $46,000 for the period from January 1, 2014 through June 26, 2014 and the year ended December 31, 2013, respectively.

(i)	Adjustment to eliminate historical income tax expense of RPS as the Partnership is a nontaxable entity.

(j)
Adjustment to weighted average common units outstanding for the issuance of 1,411,777 Partnership common units in conjunction with the Services Acquisition, the issuance of 432,038 Partnership common units to fund an escrow account to satisfy the future settlement of phantom unit awards, and the portion of the 3,450,000 Partnership common units for the Equity Offering that was used to fund the cash portion of the purchase price of the Services Acquisition.

March and October Acquisitions

(k)
Adjustment to record incremental depletion using the full cost method. Of the $3.3 million adjustment, $1.2 million represents the additional depletion related to the March Acquisition and $2.1 million represents the additional depletion related to the October Acquisition.

(l)	Adjustment to eliminate non-recurring acquisition costs incurred for the March Acquisition and the October Acquisition.

(m)
Adjustment to reflect interest expense for the assumed $5.0 million borrowing to fund the cash portion of the October Acquisition. The pro forma adjustment to interest expense was calculated by multiplying the incremental line of credit of $5.0 million by 5.5%, which is the approximate variable interest rate on the line of credit for the period of January 1, 2013 through the acquisition date.

(n)
Adjustment to weighted average common units outstanding for the issuance of 1,378,500 and 414,045 Partnership common units in conjunction with the March Acquisition and the October Acquisition, respectively.

MCE Acquisition

(o)
The pro forma adjustment of $12.1 million consists of pro forma depreciation expense of $1.0 million and pro forma customer relationships amortization expense of $11.1 million for the period ended December 31, 2013. The amortization expense for customer relationships was calculated using an accelerated method similar to the expected cash flow pattern of the acquired customer relationships less $1.8 million amortization expense included in the historical results of the Partnership for the period from the acquisition date to December 31, 2013.

(p)	Adjustment to eliminate non-recurring acquisition costs incurred for the MCE Acquisition.

(q)
Adjustment to reflect compensation expense for the common units issued to MCE employees in conjunction with the MCE Acquisition that included a service requirement. The pro forma adjustment represents the $0.2 million of annual expense less $0.1 million in expense included in the historical results of the Partnership for the period from the acquisition date to December 31, 2013.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

(r)
Adjustment to reflect the incremental interest expense for the year ended December 31, 2013 on the additional line of credit that would have been drawn. The pro forma interest expense was calculated by multiplying the incremental pro forma outstanding line of credit of $3.8 million by 5.5%, which is the approximate variable interest rate on the line of credit for the period of January 1, 2013 through the acquisition date.

(s)
Adjustment for the non-recurring re-measurement to acquisition date fair value of the 36% interest in MCE acquired from Mr. Kos at Mr. Kos’ equity method carrying basis of $1.8 million. The resulting gain of $22.7 million is excluded due to its non-recurring nature.

(t)	Adjustment to weighted average common units outstanding for the issuance of 1,947,032 Partnership common units in conjunction with the MCE Acquisition.

4.	Oil, Natural Gas and Natural Gas Liquid Reserve Disclosures
The following table sets forth certain unaudited pro forma information concerning our proved oil, natural gas and natural gas liquid ("NGL") reserves for the year ended December 31, 2013, giving effect to the March Acquisition and the October Acquisition of certain oil and gas properties. The March Acquisition and the October Acquisition did not affect our proved reserves as of December 31, 2013, because the reserves of the March Acquisition and the October Acquisition are included in our historical amounts as of that date. There are numerous uncertainties inherent in estimating the quantities of proved reserves and projecting future rates of production and timing of development expenditures. The following reserve data represent estimates only and is provided for illustrative purposes only:

	Oil (Bbls)
	NSLP Historical	March Acquisition	October Acquisition	Pro forma Adjustments	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2012	529,190	205,640	378,170	—	1,113,000
Revisions	(49,507)	(35,569)	189,170	—	104,094
Purchase of reserves	1,031,040	—	—	(706,488)	324,552
Extensions and discoveries	13,130	29,580	—	—	42,710
Production	(84,273)	(14,031)	(46,472)	—	(144,776)
Balance, December 31, 2013	1,439,580	185,620	520,868	(706,488)	1,439,580

	Natural Gas (Mcf)
	NSLP Historical	March Acquisition	October Acquisition	Pro forma Adjustments	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2012	24,135,100	4,704,640	3,697,510	—	32,537,250
Revisions	1,897,316	(148,637)	96,094	—	1,844,773
Purchase of reserves	11,889,850	—	—	(8,976,180)	2,913,670
Extensions and discoveries	1,092,500	1,332,730	—	—	2,425,230
Production	(2,764,336)	(289,253)	(416,904)	—	(3,470,493)
Balance, December 31, 2013	36,250,430	5,599,480	3,376,700	(8,976,180)	36,250,430

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

	NGL (Bbls)
	NSLP Historical	March Acquisition	October Acquisition	Pro forma Adjustments	Pro Forma Total
Total Proved Reserves:
Balance, December 31, 2012	9,703,920	1,902,290	176,260	—	11,782,470
Revisions	(857,896)	(116,506)	922	—	(973,480)
Purchase of reserves	4,727,060	—	—	(2,260,290)	2,466,770
Extensions and discoveries	374,390	386,350	—	—	760,740
Production	(790,234)	(67,634)	(21,392)	—	(879,260)
Balance, December 31, 2013	13,157,240	2,104,500	155,790	(2,260,290)	13,157,240

	Pro Forma Summary (1)
	Pro Forma Oil (Bbls)	Pro Forma Natural Gas (Mcf)	Pro Forma NGL (Bbls)	Total (Boe)
Balance, December 31, 2012	1,113,000	32,537,250	11,782,470	18,318,345
Revisions	104,094	1,844,773	(973,480)	(561,924)
Purchases of reserves	324,552	2,913,670	2,466,770	3,276,934
Extensions and discoveries	42,710	2,425,230	760,740	1,207,655
Production	(144,776)	(3,470,493)	(879,260)	(1,602,452)
Balance, December 31, 2013	1,439,580	36,250,430	13,157,240	20,638,558

(1)	Includes estimated net proved and proved developed oil, natural gas and NGL reserves as of December 31, 2013, for the Partnership, the March Acquisition and the October Acquisition.
Summarized in the following tables is information for our standardized measure of discounted cash flows relating to proved reserves as of December 31, 2013, giving effect to the March Acquisition and the October Acquisition as if the transactions had occurred on January 1, 2013. The March Acquisition and the October Acquisition did not affect our standardized measure as of December 31, 2013, because the future cash flows of the March Acquisition and the October Acquisition were included in our historical amounts as of that date. Future cash flows are computed by applying the 12-month un-weighted first-day-of-the-month average price for the year ended December 31, 2013 to the year-end quantity of proved reserves. Future production, development, site restoration and abandonment costs are derived based on current costs assuming continuation of existing economic conditions. Federal income taxes have not been deducted from future production revenues in the calculation of standardized measure as each partner is separately taxed on their share of the Partnership's taxable income. The information should be viewed only as a form of standardized disclosure concerning possible future cash flows that would result under the assumptions used, but should not be viewed as indicative of fair value. Reference is made to our Annual Report on Form 10-K for the year ended December 31, 2013 as well as to the historical statements of revenues and direct operating expenses for the March Acquisition and the October Acquisition for a discussion of the assumptions used in preparing the information presented.

NEW SOURCE ENERGY PARTNERS L.P.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

December 31, 2013 (1)
(in thousands)
Future production revenues	$732,340
Future costs:
Production	(223,582)
Development	(110,881)
Income tax expense	—
10% annual discount for estimated timing of cash flows	(185,152)
Standardized measure of discounted net cash flows	$212,725

(1)
Includes the standardized measure of discounted future net cash flows of proved developed oil, natural gas and NGL reserves as of December 31, 2013, for the Partnership, the March Acquisition and the October Acquisition.

The following table sets forth the principal sources of change in discounted future net cash flows for the year ended December 31, 2013 (in thousands):

	NSLP Historical	March Acquisition	October Acquisition	Pro forma Adjustment	Pro Forma Total
Increase (decrease):
Sales, net of production costs	$(31,637)	$(2,638)	$(1,176)	$—	$(35,451)
Net change in sales prices, net of production costs	3,952	68	172	—	4,192
Changes in estimated future development costs	(61,939)	(14,854)	(2,719)	—	(79,512)
Revisions of previous quantity estimates	(7,035)	(1,689)	—	—	(8,724)
Previously estimated development costs incurred	29,451	—	—	—	29,451
Extensions and discoveries	25,280	—	2,214	—	27,494
Acquisitions of reserves in place	76,596	—	—	(4,439)	72,157
Changes in income taxes	47,387	—	—	—	47,387
Other	26,983	(16,399)	(10,246)	—	338
Accretion of discount	9,426	3,366	1,334	—	14,126
Net increase (decrease)	118,464	(32,146)	(10,421)	(4,439)	71,458
Standardized measure of discounted future net cash flows:
Beginning of year	94,261	33,664	13,342	—	141,267
End of year	$212,725	$1,518	$2,921	$(4,439)	$212,725